Exhibit 10.5

FIRST AMENDMENT
UNIT  PURCHASE  AND  SALE AGREEMENT

This First Amendment to the Class A Unit Purchase and Sale Agreement ("Amendment") is made and entered into as of January 24 2015 by and between CSA, LLC (f/k/a Canna Security America LLC, a Colorado limited liability company ("Seller"), Dixie Holdings, LLC, a Colorado limited liability company ("Dixie"), and James Willett, an individual ("Willett", and collectively with Dixie, the "Purchaser"). Purchase and Seller may be referred to herein as the "Patties" and each individually, a "Party". Capitalized terms not othe1wise defined herein shall have meaning set forth in the Agreement (defined below).

WHEREAS, the Parties executed the Unit Purchase and Sale Agreement on or about October 15, 2013 (the "Agreement"), in which Seller sold to Purchaser units in Seller; and
WHEREAS, Dixie is the owner of 107,143 Dixie Units and Willett is the owner of 142,857 Willett Units (both Dixie Units and Willett Units are used herein as defined in the Agreement).
WHEREAS, the Parties wish to amend the Agreement through this Amendment upon the terms  provided  herein.

NOW THEREFORE, the Pa1ties set fo1th their understandings  as follows:

A.	Amendment to Agreement. Article 4 of the Agreement shall be deleted in its entirety and replaced with the following:

"ARTICLE  4 MANDATORY BUY-OUT; BOARD SEATS

4.1                                    Buy-Out. Upon the first occurrence of a Liquidity Event (as defined below), Seller shall be required to:

(a)                                    Buy back from each of Dixie and Willett, respectively, fifty percent (50%) of the Dixie Units and fifty percent (50%) of the Willett Units at a price equal to Four and 40/ 100 Dollars ($4.40) for each unit,  for an aggregate repurchase price of Five Hundred Fifty Thousand  Dollars ($550,000) (the, "Repurchase Price "), as a condition to the  closing of a Liquidity Event. The terms of the buy-out shall be upon similar terms and conditions as set forth in this Agreement; provided, however, that Seller shall pay Dixie and Willett for their respective repurchased units as follows: (i) forty-five percent (45%) of the Repurchase  P1ice within five (5) business days of a Liquidity Event, and (ii) all remaining amounts of the Repurchase Price on or before the twelve (12) month anniversary of the Liquidity Event. Dixie and Willett shall transfer to Seller the Dixie Units and Willett Units repurchased pursuant to this Section 4.1 upon Seller's delivery of, and in the pro rata amount of (as determined by the per unit price set forth above), any portion of the Repurchase Price.

(b)	Immediately following the closing of a Liquidity Event, Seller shall cause the post-Liquidity Event entity grant to each of Dixie and Willett Twenty-Five Thousand Dollars ($25,000) (for an aggregate of $50,000) worth of preferred securities of the post-Liquidity Event entity.

(c)                                 Upon the occurrence of a Liquidity Event, Seller shall cause the post-Liquidity Event entity to grant Dixie and Willett, jointly and not severally, the right to elect, by the unanimous consent of Dixie and Willett, one (1) person  to board  of the  post-Liquidity  Event  entity (the "Dixie/Willett Representative"). Initially, Charles Smith shall serve as the Dixie/Willett Representative.

4.2                Liquidity Event. A "Liquidity Event" shall be any merger, reverse merger, or any other sale or swap of all or substantially all of Seller's equity with another entity or person (including, without limitation, with a public shell) or the sale of all or substantially all of the assets of Seller.

4.3                Conversion of Units. The per unit price set faith in Section  4.1  shall  be subject to adjustment in the event of any reclassification, conversion, subdivision, or combination of the units, so as to ensure that the  total  Repurchase  Price  remains  unchanged.

4.4                Survival. The rights and obligations set faith in this Article 4 shall survive  the occurrence of a Liquidity Event, and Seller may not discharge its obligations hereunder through any change in ownership, merger, change of corporate  form, asset- sale, conversion, reduction of board seats, or any other re-organization of Seller."

B.	Governing Law, Jurisdiction . This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado (excluding its choice of law rules).

C.	Miscellaneous. Except as modified by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first set forth above.

DIXIE HOLDINGS, LLC

/s/ Charles K. Smith                                                                                                                /s/ James Willet
By: Charles K. Smith                                                                                                  James Willett, and individual
Charles K. Smith, Manager

EXECUTION PAGE - AMENDMENT TO CLASS A UNIT PURCHASE AND SALE AGREEMENT

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